Exhibit 24.1

power of attorney

Know all men by these present, that each person whose signature appears below constitutes and appoints A. Robert D. Bailey such person’s true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for such person and in such person’s name, place and stead, in any and all capacities, to sign one or more Annual Reports on Form 10-K pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, for Allergan plc for the year ended December 31, 2017, and any and all amendments thereto, and to file same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and with the New York Stock Exchange, Inc., granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This power of attorney shall be effective as of February 16, 2018 and shall continue in full force and effect until revoked by the undersigned in a writing filed with the secretary of the Allergan plc.

Signature	Title

/s/ Brenton L. Saunders	Chairman, Chief Executive Officer and President, Director
Brenton L. Saunders

/s/ Nesli Basgoz, M.D.	Director
Nesli Basgoz, M.D.

/s/ Paul M. Bisaro	Director
Paul M. Bisaro

/s/ James H. Bloem	Director
James H. Bloem

/s/ Christopher W. Bodine	Director
Christopher W. Bodine

/s/ Joseph H. Boccuzi	Director
Joseph H. Boccuzi

/s/ Adriane M. Brown	Director
Adriane M. Brown

/s/ Christopher J. Coughlin	Director
Christopher J. Coughlin

/s/ Michael R. Gallagher	Director
Michael R. Gallagher

/s/ Catherine M. Klema	Director
Catherine M. Klema

/s/ Peter J. McDonnell, M.D.	Director
Peter J. McDonnell, M.D.

/s/ Patrick J. O’Sullivan	Director
Patrick J. O’Sullivan

/s/ Ronald Taylor	Director
Ronald Taylor

/s/ Fred Weiss	Director
Fred Weiss